SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8–K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

January 4, 2002
Date of Report

ENHERENT CORP.
Exact Name of Registrant as Specified in Charter)

Commission File Number 0-23315

Delaware	13–3914972

State or other jurisdiction of Incorporation	IRS Employer Identification No.

12300 Ford Rd., Suite 450
Dallas, Texas 75234
Address of Principal Executive Offices

(972) 243-8345
Registrant's telephone number, including area code

Item 5.    Other Events.

                On December 19, 2001, enherent Corp. (the "Registrant") announced that George Warman would become Executive Vice President and Chief Financial Officer, effective January 1, 2002.   Mr. Warman was Vice President Finance and Controller for enherent Corp.

                The Registrant also announced that Jack Mullinax, Executive Vice President, Corporate Services and Chief Financial Officer would retire in 2002. Mr. Mullinax will continue in his role as Executive Vice President, Corporate Services until his retirement.  Attached hereto as Exhibit 99.1 is a Press Release of the Registrant with respect to the foregoing, which Press Release is incorporated by reference herein, and the foregoing is qualified in its entirety thereby.

SIGNATURE

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

enherent Corp.

Date:	January 4, 2002	By: /s/ DAN S. WOODWARD
Dan S. Woodward
Chairman, President and Chief
Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by the Registrant, dated December 19, 2001.